EXHIBIT 10.2

EXECUTION VERSION

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”), dated as of August 1, 2019 (the “Effective Date”), is entered into by Quaker Chemical Corporation (“Buyer”), a Pennsylvania corporation, Gulf Houghton Lubricants Ltd., a company incorporated in the Cayman Islands (“Gulf Houghton”), Gulf Oil International Limited, a company incorporated in the Cayman Islands (“Gulf International”), and GOCL Corporation Limited, a public limited company incorporated in India (“Gulf Oil” and, together with Gulf Houghton and Gulf International, the “Sellers” and each, a “Seller”). In addition, Gulf Oil Lubricants India, Ltd, a public limited company incorporated in India (“Gulf India”), is executing this Agreement solely for purposes of Section 1(c).

BACKGROUND

WHEREAS, Gulf Houghton owns 3,074,270.00 of the outstanding ordinary shares (the “Shares”) in Global Houghton Ltd., an exempted company incorporated under the Laws of the Cayman Islands (the “Company”); Gulf International owns approximately 90% of Gulf Houghton; and Gulf Oil is an indirect owner of approximately 10% of Gulf Houghton.

WHEREAS, The Company and its subsidiaries are engaged in the business of manufacturing, distributing and/or selling one or more of the following formulated chemical specialty product lines: fire resistant hydraulic fluids, semi-synthetic and specialty metalworking fluids, cleaning fluids, cold-rolling oils, hot-rolling oils, and specialty industrial greases (such business, as conducted by the Company and its Subsidiaries as of the Effective Date, the “Company Business”).

WHEREAS, Buyer and its subsidiaries are engaged in the business of manufacturing, distributing and/or selling the following formulated chemical specialty product lines or chemical management services (“CMS”), (i) rolling lubricants (used by manufacturers of steel in the hot and cold rolling of steel and by manufacturers of aluminum in the hot rolling of aluminum); (ii) corrosion preventives (used by steel and metalworking customers generally to protect metal during manufacture, storage, and shipment); (iii) metal finishing compounds (used to prepare metal surfaces for special treatments such as, but not limited to, galvanizing and tin plating and to prepare metal for further processing); (iv) machining and grinding compounds (typically used by customers in cutting, shaping, and grinding metal parts which require special treatment to enable them to tolerate the manufacturing process, achieve closer tolerance, and improve tool life); (v) forming compounds (used generally to facilitate the drawing and extrusion of metal products); (vi) bio-lubricants (typically used in machinery in the forestry and construction industries); (vii) hydraulic fluids (used generally by steel, metalworking, mining, and other customers to operate hydraulic equipment); (viii) chemical milling maskants for the aerospace industry; (ix) temporary and permanent coatings for metal and concrete products, tubes and pipes and other applications; (x) construction products, such as flexible sealants and protective coatings, for various applications; (xi) various specialty greases used in automobile, industrial and various other applications; (xii) various die casting lubricants and mold release agents; (xiii) various dust suppressants, ground control agents and roofing products used in mining; and (xiv)

programs to provide CMS (such business, as conducted by Buyer and its subsidiaries as of the Effective Date, the “Existing Business” and, together with the Company Business, the “Combined Business”).

WHEREAS, Buyer, Gulf Houghton and other shareholders of the Company are parties to a Share Purchase Agreement dated as of April 4, 2017, under which Buyer is acquiring the Shares (the “Purchase Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

WHEREAS, Sellers, together with the Company, have been substantially involved in and with the Company’s operations and management and possess trade secrets and other confidential information relating to the Company Business and the Company’s clients, customers, vendors, suppliers and operations.

WHEREAS, it is integral to Buyer’s acquisition of the Company Business and a condition precedent to the closing of the transactions contemplated by the Purchase Agreement that the Sellers enter into this Agreement with Buyer to provide for the protection of the Combined Business’s customer and vendor relationships, trade secrets, confidential information and other business operations. Pursuant to the Purchase Agreement, Gulf Houghton shall receive cash consideration and shares of Buyer’s capital stock in exchange for the Shares owned by Gulf Houghton and as inducement for Gulf Houghton and the other Sellers to enter into this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained in this Agreement and in the Purchase Agreement, the parties, intending to be legally bound, agree as follows:

1.           Confidentiality; Non-competition; Non-solicitation.

(a)          From and after the date hereof, each Seller shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning Buyer, the Company and the Company Subsidiaries, except to the extent that such Seller can show that such information: (i) is generally available to and known by the public through no fault of any Seller or any of their respective Affiliates or Representatives or (ii) is lawfully acquired by such Seller, any of its Affiliates or their respective Representatives from and after the date hereof from sources that are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If any Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, such Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information that such Seller is advised by its counsel is legally required to be disclosed, provided that such Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

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(b)          Each Seller agrees that for a period commencing on the Effective Date and ending two years after the Closing Date (the “Non-Compete Period”), it shall not, other than solely through its direct or indirect ownership of Buyer’s capital stock or any other interests in Buyer, directly, or indirectly, including through or on behalf of a subsidiary, anywhere in the world, excluding India: (i) own, manage, operate or control any business which competes with any Combined Business or (ii) be or become a shareholder, partner, member or owner of any Person who is engaged in any Combined Business; provided, however that nothing in this Agreement shall:

(i)          prohibit or restrict any Seller, directly or indirectly, from owning, as a passive investor, not more than five (5%) percent collectively and in the aggregate of any class of outstanding publicly traded securities of any Person so engaged;

(ii)         prohibit or restrict any Seller, directly or indirectly, from engaging in such Seller’s business as conducted on the Effective Date and reasonable extensions thereof, which may include routine, day-to-day transactions with any entity, and

(iii)        apply to or restrict any business of which a Seller acquires control after the Effective Date provided that the acquired business did not receive more than $25,000,000 of its aggregate net sales (as measured during the 12 full calendar months prior to such acquisition) from product lines included within the definition of Company Business.

Each Seller agrees that this covenant is reasonable with respect to its duration, geographical area and scope. For purposes of this Agreement, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(c)          Gulf Oil and Gulf India each agree during the Non-Compete Period not to acquire, directly or indirectly, control of any businesses involved in, or otherwise competing with, the business of the Combined Business from any entity on Schedule 1 hereto.

(d)          Each Seller agrees that for a period commencing on the Effective Date and ending three years after the Closing Date (the “Non-Solicit Period”), each Seller shall not, directly or indirectly: (i) induce, solicit, recruit or attempt to persuade any employee of the Combined Business to terminate his or her employment with the Buyer or any of its subsidiaries, or (ii) solicit the employment of any of the employees of the Combined Business. Notwithstanding the above, Sellers shall not be restricted from (1) soliciting for employment or hiring former employees of Buyer or the Company (including their respective subsidiaries) whose employment was terminated by Buyer or the Company (including their respective subsidiaries) at least six months prior to such initial solicitation by such Seller or (2) soliciting employees of the Combined Business by means of a general solicitation through a public medium or general or mass mailing that is not specifically targeted at employees or former

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employees of the Combined Business; provided, however, that this clause (2) shall not permit any Seller to hire any such employees during the Non-Solicit Period.

(e)          It is the intention of the parties that the covenants contained in this Section 1 shall be enforced to the greatest extent (but to no greater extent) in time, area and degree of participation as is permitted by the Law of that jurisdiction whose Law is applicable to any acts allegedly in breach of such covenants. To this end, the parties agree that the covenants contained in this Section 1 shall be construed to extend in time and territory and with respect to degree of participation only so far as they may be enforced in such jurisdiction, and that the covenants contained in this Section 1 are to that end hereby declared divisible and severable. It being the purpose of this Section 1 to govern competition by the Sellers and their respective subsidiaries, the non-competition covenants contained in this Section 1 shall be governed by and construed according to the Law of all the jurisdictions in which competition in breach of this Agreement is alleged to have occurred or to be threatened that best gives them effect.

2.          Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 2):

To the Buyer:

Quaker Chemical Corporation
One Quaker Park
901 E. Hector Street
Conshohocken, PA 19428-2380
Facsimile:	(610) 832-4496
E-mail:	traubr@quakerchem.com
Attention:	Robert T. Traub

with a copy (which shall not constitute notice) to:

Drinker, Biddle & Reath LLP
One Logan Square
Suite 2000
Philadelphia, Pennsylvania 19103
Facsimile:	(215) 988-2757
E-mail:	Douglas.Raymond@dbr.com
Attention:	F. Douglas Raymond, III

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If to any of the Sellers:

Gulf Houghton Lubricants Ltd.
Whitehall House, 238 North Church Street, P.O. Box 1043, George Town Grand Cayman
KY1-1102 Cayman Islands
Facsimile:	(305) 675-2619
Email:	Sandra@accla.im
Attention:	Sandra Georgeson

with a copy (which shall not constitute notice) to:

Mayer Brown LLP
1221 Avenue of the Americas
New York, New York 10020
Facsimile:	(212) 849-5914
E-mail:	rwheeler@mayerbrown.com
Attention:	Reb D. Wheeler

3.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided that this Agreement shall not be assignable or otherwise transferable by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed) and any purported assignment or transfer without such consent shall be null and void. No assignment shall relieve the assigning party of any of its obligations hereunder.

4.           Governing Law.

(a)          This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction).

(b)          ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA IN EACH CASE LOCATED IN THE CITY OF PHILADELPHIA AND COUNTY OF PHILADELPHIA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE

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PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(C).

5.          Injunctive Relief; Attorneys Fees. Each Seller agrees that in the event of a breach of this Agreement, the damage to Buyer will be inestimable and that therefore any remedy at Law or in monetary damages shall be inadequate. Accordingly, the parties agree that Buyer shall, in addition to monetary damages incurred by reason of any such breach or potential breach, without the necessity of posting any bond or similar instrument (and Sellers hereby irrevocably waive any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument) be entitled to seek injunctive relief (including specific performance) against the Sellers for breach of this Agreement. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party the reasonable attorneys’ fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding.

6.          Entire Agreement. This Agreement and the other Transaction Documents to which the parties hereto are parties constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

7.          Amendment Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the

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specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by a party of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

8.          Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

9.          Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which shall together constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by the other party. Until and unless each party has received a counterpart hereof signed by the other party, this Agreement shall have no effect and none of the parties shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Facsimiles, e-mail transmission of ..pdf signatures or other electronic copies of signatures shall be deemed to be original counterparts. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties and their respective successors and permitted assigns.

10.         Cooperation; Further Assurances. Each of the parties shall execute such further instruments and take such other actions as the other party shall reasonably request in order to effectuate the purposes of this Agreement.

11.         Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

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Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the Effective Date.

QUAKER CHEMICAL CORPORATION

By:	/s/ Robert T. Traub
Name:	Robert T. Traub
Title:	Vice President, General Counsel and Corporate Secretary

[Signature Page to Non-Competition and Non-Solicitation Agreement]

GULF HOUGHTON LUBRICANTS LTD.

By:	/s/ Sandra Georgeson
Name:	Sandra Georgeson
Title:	Director

[Signature Page to Non-Competition and Non-Solicitation Agreement]

GULF OIL INTERNATIONAL, LTD.

By:	/s/ Benjamin Booker
Name:	Benjamin Booker
Title:	Director

[Signature Page to Non-Competition and Non-Solicitation Agreement]

GOCL CORPORATION LIMITED

By:	/s/ Subhas Pramanik
Name:	Subhas Pramanik
Title:	Managing Director

[Signature Page to Non-Competition and Non-Solicitation Agreement]

GULF OIL LUBRICANTS INDIA, LTD.

By:	/s/ Ravi Chawla
Name:	Ravi Chawla
Title:	Managing Director

[Signature Page to Non-Competition and Non-Solicitation Agreement]